 Exhibit 32

Certification of Financial Reports Pursuant to 18 USC Section 1350

        The undersigned hereby certify that the quarterly report on Form 10-Q for the quarter ended June 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d) and that information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Brent M. Boyles Brent M. Boyles President and Chief Executive Officer (Principal Executive Officer)
/s/ Michael I. Williams Michael I. Williams Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)
Dated: August 12, 2010

        This certification is made solely for purposes of 18 USC Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

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